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                                                                     Exhibit 16



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


June 10, 2002


Dear Sir/Madam,

We have read the five paragraphs of Item 4 included in the Form 8-K dated June 10, 2002, of H.T.E., Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
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